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                     [Letterhead of Pender Newkirk & Company]










Consent of Independent Auditors




We hereby consent to the use in this Registration Statement in Amendment No. 2 to Form SB-2 of our auditors' report included herein dated April 25, 2001, except for the financial statements for the period June 1, 1999 through July 31, 1999 as to which the date is July 20, 2001, relating to the consolidated financial statements of On the Go Healthcare, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
September 4, 2001